Exhibit 99.1

Contacts:	Michael Mullen (media)	Christopher Jakubik, CFA (investors)
	Michael.Mullen@kraftheinz.com	ir@kraftheinz.com
KRAFT HEINZ REPORTS THIRD QUARTER 2018 RESULTS

•	Q3 net sales increased 1.6%; Organic Net Sales(1) increased 2.6%

•	Q3 diluted EPS was $0.51; Adjusted EPS(1) was $0.78

PITTSBURGH & CHICAGO - November 1, 2018 - The Kraft Heinz Company (NASDAQ: KHC) (“Kraft Heinz” or the “Company”) today reported third quarter 2018 financial results that reflected solid gains from Organic Net Sales growth and lower taxes versus the prior year period that were offset by investments in strategic capabilities, as well as higher overhead and input costs.

“We believe that our Q3 results are strong evidence that our commercial investments are working, with solid top line performance in the quarter,” said Kraft Heinz CEO Bernardo Hees. “This reflects our strong pipeline of marketing, new product and whitespace initiatives now in the marketplace, backed by investments in capabilities we have been making for brand and category advantage. While a number of one-off factors - as well as our desire to insure customer service - held back profit in the quarter, we remain confident that we are well-positioned to deliver sustainable, profitable growth going forward.”

Q3 2018 Financial Summary

	For the Three Months Ended		Year-over-year Change
	September 29, 2018	September 30, 2017	Actual	Currency	Acquisitions and Divestitures	Organic
	(in millions, except per share data)
Net sales	$6,378	$6,280	1.6%	(1.6) pp	0.6 pp	2.6%
Operating income	1,070	1,538	(30.4)%
Net income/(loss) attributable to common shareholders	630	944	(33.3)%
Diluted EPS	$0.51	$0.77	(33.8)%
Adjusted EBITDA(1)	1,616	1,888	(14.4)%	(0.9) pp
Adjusted EPS(1)	$0.78	$0.83	(6.0)%
Net sales were $6.4 billion, up 1.6 percent versus the year-ago period, including a negative 1.6 percentage point impact from currency and a net 0.6 percentage point benefit from acquisitions and divestitures. Organic Net Sales increased 2.6 percent versus the year-ago period. Pricing was down 0.9 percentage points, driven by increased promotional support and key commodity(2)-related pricing actions in the United States that more than offset increased pricing in Rest of World markets, primarily from highly inflationary environments. Volume/mix increased 3.5 percentage points, with growth in every segment and led by consumption growth in a majority of categories in the United States.

Net income attributable to common shareholders decreased to $630 million and diluted EPS decreased to $0.51, primarily reflecting non-cash impairment charges and higher costs in the current period, partially offset by lower taxes. Adjusted EBITDA decreased 14.4 percent versus the year-ago period to $1.6 billion, including a negative 0.9 percentage point impact from currency. Excluding the impact of currency, the decline in Adjusted EBITDA was primarily driven by investments in strategic capabilities, higher overhead costs and input costs that more than offset Organic Net Sales growth. Adjusted EPS decreased 6.0 percent to $0.78, as lower taxes on adjusted earnings in the current period were more than offset by lower Adjusted EBITDA.

Q3 2018 Business Segment Highlights
United States

	For the Three Months Ended		Year-over-year Change
	September 29, 2018	September 30, 2017	Actual	Currency	Acquisitions and Divestitures	Organic
	(in millions)
Net sales	$4,431	$4,351	1.8%	0.0 pp	0.0 pp	1.8%
Segment Adjusted EBITDA	1,201	1,433	(16.2)%	0.0 pp
United States net sales were $4.4 billion, up 1.8 percent versus the year-ago period. Pricing decreased 2.0 percentage points, driven by increased in-store activity, particularly in natural cheese and ready-to-drink beverages, as well as commodity-driven pricing actions in bacon. This was partially offset by favorable timing of promotional activity versus the prior year in Lunchables. Volume/mix increased 3.8 percentage points, driven by consumption-led growth across a majority of categories, including beverages, nuts, bacon, refrigerated meal combinations, and cream cheese.
United States Segment Adjusted EBITDA decreased 16.2 percent versus the year-ago period to $1.2 billion, as gains from volume/mix growth and favorable key commodity costs versus the prior year period were more than offset by a combination of lower pricing, non-key commodity cost inflation including logistics, investments in capability building, as well as higher overhead costs versus the year-ago period.
Canada

	For the Three Months Ended		Year-over-year Change
	September 29, 2018	September 30, 2017	Actual	Currency	Acquisitions and Divestitures	Organic
	(in millions)
Net sales	$525	$556	(5.6)%	(4.2) pp	0.0 pp	(1.4)%
Segment Adjusted EBITDA	144	161	(10.3)%	(4.0) pp
Canada net sales were $525 million, 5.6 percent lower than the year-ago period, reflecting a negative 4.2 percentage point impact from currency and a 1.4 percent decline in Organic Net Sales. Pricing was 1.5 percentage points lower, as favorable pricing in foodservice was more than offset by stepped-up promotional expenses versus the year-ago period. Volume/mix was essentially flat, as gains in coffee and macaroni & cheese were mostly offset by select product discontinuations.

Canada Segment Adjusted EBITDA decreased 10.3 percent versus the year-ago period to $144 million, including a negative 4.0 percentage point impact from currency. Excluding currency, Segment Adjusted EBITDA decreased from a combination of lower pricing, higher overhead costs, and higher input costs.
EMEA(3)

	For the Three Months Ended		Year-over-year Change
	September 29, 2018	September 30, 2017	Actual	Currency	Acquisitions and Divestitures	Organic
	(in millions)
Net sales	$629	$651	(3.3)%	(1.9) pp	(2.0) pp	0.6%
Segment Adjusted EBITDA	161	182	(11.7)%	(1.3) pp
EMEA net sales were $629 million, down 3.3 percent versus the year-ago period, including a negative 1.9 percentage point impact from currency and a negative 2.0 percentage point impact from the divestiture of a joint venture in South Africa. Organic Net Sales increased 0.6 percent versus the year-ago period. Pricing was down 0.7 percentage points as favorable pricing in the UK, Italy and the Netherlands was more than offset by lower prices in the Middle East and Africa. Volume/mix increased 1.3 percentage points, driven by foodservice gains across all regions and growth in condiments and sauces, including contributions from the addition of Kraft products in certain regions. This growth was partially offset by lower shipments in soups and infant nutrition products.
EMEA Segment Adjusted EBITDA decreased 11.7 percent versus the year-ago period to $161 million, including a negative 1.3 percentage point impact from currency. Excluding the impact of currency, Segment Adjusted EBITDA declined primarily due to higher supply chain costs in the Middle East and Africa and increased go-to-market investments.
Rest of World(3)(4)

	For the Three Months Ended		Year-over-year Change
	September 29, 2018	September 30, 2017	Actual	Currency	Acquisitions and Divestitures	Organic
	(in millions)
Net sales	$793	$722	9.9%	(9.4) pp	6.8 pp	12.5%
Segment Adjusted EBITDA	148	140	5.9%	(7.1) pp
Rest of World net sales were $793 million, increasing 9.9 percent versus the year-ago period, including a negative 9.4 percentage point impact from currency and a 6.8 percentage point contribution from the Cerebos acquisition. Organic Net Sales increased 12.5 percent versus the year-ago period. Pricing increased 6.2 percentage points, primarily driven by highly inflationary environments in certain markets within Latin America. Volume/mix increased 6.3 percentage points, driven by growth in condiments and sauces in Latin America that more than offset lower shipments of canned seafood and cordials in Indonesia.
Rest of World Segment Adjusted EBITDA increased 5.9 percent versus the year-ago period to $148 million, despite a negative 7.1 percentage point impact from currency, as gains from Organic Net Sales growth was partially offset by higher input costs in local currency and investments to support whitespace initiatives.

End Notes

(1)
Organic Net Sales, Adjusted EBITDA, Constant Currency Adjusted EBITDA and Adjusted EPS are non-GAAP financial measures. Please see discussion of non-GAAP financial measures and the reconciliations at the end of this press release for more information.

(2)	The Company's key commodities in the United States and Canada are dairy, meat, coffee and nuts.

(3)
In the first quarter of the Company's fiscal year 2018, the Company reorganized certain of its international businesses to better align the Company's global geographies. As a result, Middle East and Africa businesses were moved from the historical Asia Pacific, Middle East, and Africa (“AMEA”) operating segment into the historical Europe reportable segment, forming the new Europe, Middle East, and Africa (“EMEA”) reportable segment. The remaining businesses from the AMEA operating segment became the Asia Pacific (“APAC”) operating segment. This change has been reflected in all historical periods presented.

(4)	Rest of World comprises two operating segments: Latin America and APAC.
Webcast and Conference Call Information
A webcast of The Kraft Heinz Company's third quarter 2018 earnings conference call will be available at ir.kraftheinzcompany.com. The call begins today at 5:00 p.m. Eastern Time.
ABOUT THE KRAFT HEINZ COMPANY
The Kraft Heinz Company (NASDAQ: KHC) is the fifth-largest food and beverage company in the world. A globally trusted producer of delicious foods, The Kraft Heinz Company provides high quality, great taste and nutrition for all eating occasions whether at home, in restaurants, or on the go. The Company’s iconic brands include Kraft, Heinz, ABC, Capri Sun, Classico, Jell-O, Kool-Aid, Lunchables, Maxwell House, Ore-Ida, Oscar Mayer, Philadelphia, Planters, Plasmon, Quero, Smart Ones and Velveeta. The Kraft Heinz Company is dedicated to the sustainable health of our people, our planet and our Company. For more information, visit www.kraftheinzcompany.com.

Forward-Looking Statements
This press release contains a number of forward-looking statements. Words such as "enhance," "encouraged," "believe," "position," "anticipate," "reflect," "invest," "see," "make," "expect," "deliver," "drive," "improve," "assess," "evaluate," "grow," "remain," "will," and variations of such words and similar future or conditional expressions are intended to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements regarding the Company's plans, segment changes, cost savings, taxes, expectations, investments, innovations, opportunities, capabilities, execution, initiatives, pipeline, and growth. These forward-looking statements are not guarantees of future performance and are subject to a number of risks and uncertainties, many of which are difficult to predict and beyond the Company's control.
Important factors that may affect the Company's business and operations and that may cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, operating in a highly competitive industry; changes in the retail landscape or the loss of key retail customers; the Company’s ability to maintain, extend and expand its reputation and brand image; the impacts of the Company’s international operations; the Company’s ability to leverage its brand value to compete against retailer brands and other economy brands; the Company’s ability to predict, identify and interpret changes in consumer preferences and demand; the Company’s ability to drive revenue growth in its key product categories, increase its market share, or add products; an impairment of the carrying value of goodwill or other indefinite-lived intangible assets; volatility in commodity, energy and other input costs; changes in the Company’s management team or other key personnel; the Company’s ability to realize the anticipated benefits from its cost savings initiatives; changes in relationships with significant customers and suppliers; the execution of the Company’s international expansion strategy; tax law changes or interpretations; legal claims or other regulatory enforcement actions; product recalls or product liability claims; unanticipated business disruptions; the Company’s ability to complete or realize the benefits from potential and completed acquisitions, alliances, divestitures or joint ventures; economic and political conditions in the United States and in various other nations in which we operate; volatility of capital markets and other macroeconomic factors; increased pension, labor and people-related expenses; volatility in the market value of all or a portion of the derivatives we use; exchange rate fluctuations; risks associated with information technology and systems, including service interruptions, misappropriation of data or breaches of security; the Company’s ability to protect intellectual property rights; impacts of natural events in the locations in which we or the Company’s customers, suppliers or regulators operate; the Company’s indebtedness and ability to pay such indebtedness; the Company’s ownership structure; the impact of future sales of the Company's common stock in the public markets; the Company’s ability to continue to pay a regular dividend; restatements of the Company’s consolidated financial statements; and other factors. For additional information on these and other factors that could affect the Company's forward-looking statements, see the Company's risk factors, as they may be amended from time to time, set forth in its filings with the Securities and Exchange Commission. The Company disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release, except as required by applicable law or regulation.

Non-GAAP Financial Measures
To supplement the financial information, the Company has presented Organic Net Sales, Adjusted EBITDA, Constant Currency Adjusted EBITDA, and Adjusted EPS, which are considered non-GAAP financial measures. The non-GAAP financial measures provided should be viewed in addition to, and not as an alternative for, results prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) that are presented in this press release. The non-GAAP financial measures presented may differ from similarly titled non-GAAP financial measures presented by other companies, and other companies may not define these non-GAAP financial measures in the same way. These measures are not substitutes for their comparable GAAP financial measures, such as net sales, net income/(loss), diluted earnings per share, or other measures prescribed by GAAP, and there are limitations to using non-GAAP financial measures.
Management uses these non-GAAP financial measures to assist in comparing the Company's performance on a consistent basis for purposes of business decision making by removing the impact of certain items that management believes do not directly reflect the Company's underlying operations. Management believes that presenting the Company's non-GAAP financial measures is useful to investors because it (i) provides investors with meaningful supplemental information regarding financial performance by excluding certain items, (ii) permits investors to view performance using the same tools that management uses to budget, make operating and strategic decisions, and evaluate historical performance, and (iii) otherwise provides supplemental information that may be useful to investors in evaluating the Company's results. The Company believes that the presentation of these non-GAAP financial measures, when considered together with the corresponding GAAP financial measures and the reconciliations to those measures, provides investors with additional understanding of the factors and trends affecting the Company's business than could be obtained absent these disclosures.
Organic Net Sales is defined as net sales excluding, when they occur, the impact of currency, acquisitions and divestitures, and a 53rd week of shipments. The Company calculates the impact of currency on net sales by holding exchange rates constant at the previous year's exchange rate, with the exception of Venezuela, for which the Company calculates the previous year's results using the current year's exchange rate. Organic Net Sales is a tool that can assist management and investors in comparing the Company's performance on a consistent basis by removing the impact of certain items that management believes do not directly reflect the Company's underlying operations.

Adjusted EBITDA is defined as net income/(loss) from continuing operations before interest expense, other expense/(income), net, provision for/(benefit from) income taxes, and depreciation and amortization (excluding integration and restructuring expenses); in addition to these adjustments, the Company excludes, when they occur, the impacts of integration and restructuring expenses, deal costs, unrealized losses/(gains) on commodity hedges, impairment losses, losses/(gains) on the sale of a business, nonmonetary currency devaluation (e.g., remeasurement gains and losses), and equity award compensation expense (excluding integration and restructuring expenses). The Company also presents Adjusted EBITDA on a constant currency basis. The Company calculates the impact of currency on Adjusted EBITDA by holding exchange rates constant at the previous year's exchange rate, with the exception of Venezuela, for which it calculates the previous year's results using the current year's exchange rate. Adjusted EBITDA and Constant Currency Adjusted EBITDA are tools that can assist management and investors in comparing the Company's performance on a consistent basis by removing the impact of certain items that management believes do not directly reflect the Company's underlying operations.
Adjusted EPS is defined as diluted earnings per share excluding, when they occur, the impacts of integration and restructuring expenses, deal costs, unrealized losses/(gains) on commodity hedges, impairment losses, losses/(gains) on the sale of a business, nonmonetary currency devaluation (e.g., remeasurement gains and losses), and U.S. Tax Reform discrete income tax expense/(benefit), and including when they occur, adjustments to reflect preferred stock dividend payments on an accrual basis. The Company believes Adjusted EPS provides important comparability of underlying operating results, allowing investors and management to assess operating performance on a consistent basis.
See the attached schedules for supplemental financial data, which includes the financial information, the non-GAAP financial measures and corresponding reconciliations to the comparable GAAP financial measures for the relevant periods.

			Schedule 1
The Kraft Heinz Company Condensed Consolidated Statements of Income (in millions, except per share data) (Unaudited)
	For the Three Months Ended		For the Nine Months Ended
	September 29, 2018	September 30, 2017	September 29, 2018	September 30, 2017
Net sales	$6,378	$6,280	$19,368	$19,241
Cost of products sold(a)	4,271	4,077	12,651	12,406
Gross profit	2,107	2,203	6,717	6,835
Selling, general and administrative expenses(b)	1,037	665	2,837	2,220
Operating income	1,070	1,538	3,880	4,615
Interest expense	327	306	962	926
Other expense/(income), net(c)	(71)	(127)	(196)	(510)
Income/(loss) before income taxes	814	1,359	3,114	4,199
Provision for/(benefit from) income taxes	186	416	738	1,205
Net income/(loss)	628	943	2,376	2,994
Net income/(loss) attributable to noncontrolling interest	(2)	(1)	(3)	(2)
Net income/(loss) attributable to common shareholders	$630	$944	$2,379	$2,996

Basic shares outstanding	1,219	1,218	1,219	1,218
Diluted shares outstanding	1,226	1,228	1,227	1,229

Per share data applicable to common shareholders:
Basic earnings/(loss) per share	$0.52	$0.78	$1.95	$2.46
Diluted earnings/(loss) per share	0.51	0.77	1.94	2.44

(a)
Integration and restructuring expenses recorded in cost of products sold were $18 million for the quarter ended September 29, 2018 ($17 million after-tax), $85 million for the quarter ended September 30, 2017 ($62 million after-tax), $175 million for the nine months ended September 29, 2018 ($147 million after-tax), and $264 million for the nine months ended September 30, 2017 ($187 million after-tax).

(b)
Integration and restructuring expenses recorded in selling, general and administrative expenses (“SG&A”) were $14 million for the quarter ended September 29, 2018 ($13 million after-tax), $14 million for the quarter ended September 30, 2017 ($12 million after-tax), $40 million for the nine months ended September 29, 2018 ($35 million after-tax), and $124 million for the nine months ended September 30, 2017 ($88 million after-tax).

(c)
Integration and restructuring expenses/(income) recorded in other expense/(income), net, were income of $1 million for the quarter ended September 29, 2018 ($0 million after-tax), income of $4 million for the quarter ended September 30, 2017 ($3 million after-tax), expenses of $63 million for the nine months ended September 29, 2018 ($53 million after-tax), and income of $151 million for the nine months ended September 30, 2017 ($105 million after-tax).

					Schedule 2
The Kraft Heinz Company Reconciliation of Net Sales to Organic Net Sales For the Three Months Ended (dollars in millions) (Unaudited)
	Net Sales	Currency	Acquisitions and Divestitures	Organic Net Sales	Price	Volume/Mix
September 29, 2018
United States	$4,431	$—	$—	$4,431
Canada	525	(24)	—	549
EMEA	629	(12)	—	641
Rest of World	793	(46)	47	792
	$6,378	$(82)	$47	$6,413

September 30, 2017
United States	$4,351	$—	$—	$4,351
Canada	556	—	—	556
EMEA	651	—	12	639
Rest of World	722	18	—	704
	$6,280	$18	$12	$6,250

Year-over-year growth rates
United States	1.8%	0.0 pp	0.0 pp	1.8%	(2.0) pp	3.8 pp
Canada	(5.6)%	(4.2) pp	0.0 pp	(1.4)%	(1.5) pp	0.1 pp
EMEA	(3.3)%	(1.9) pp	(2.0) pp	0.6%	(0.7) pp	1.3 pp
Rest of World	9.9%	(9.4) pp	6.8 pp	12.5%	6.2 pp	6.3 pp
Kraft Heinz	1.6%	(1.6) pp	0.6 pp	2.6%	(0.9) pp	3.5 pp

					Schedule 3
The Kraft Heinz Company Reconciliation of Net Sales to Organic Net Sales For the Nine Months Ended (dollars in millions) (Unaudited)
	Net Sales	Currency	Acquisitions and Divestitures	Organic Net Sales	Price	Volume/Mix
September 29, 2018
United States	$13,312	$—	$—	$13,312
Canada	1,573	19	—	1,554
EMEA	2,017	97	19	1,901
Rest of World	2,466	(33)	110	2,389
	$19,368	$83	$129	$19,156

September 30, 2017
United States	$13,470	$—	$—	$13,470
Canada	1,588	—	—	1,588
EMEA	1,895	—	43	1,852
Rest of World	2,288	91	—	2,197
	$19,241	$91	$43	$19,107

Year-over-year growth rates
United States	(1.2)%	0.0 pp	0.0 pp	(1.2)%	(0.3) pp	(0.9) pp
Canada	(0.9)%	1.3 pp	0.0 pp	(2.2)%	(0.3) pp	(1.9) pp
EMEA	6.5%	5.1 pp	(1.3) pp	2.7%	(0.7) pp	3.4 pp
Rest of World	7.8%	(5.9) pp	5.0 pp	8.7%	6.5 pp	2.2 pp
Kraft Heinz	0.7%	0.0 pp	0.4 pp	0.3%	0.5 pp	(0.2) pp

			Schedule 4
The Kraft Heinz Company Reconciliation of Net Income/(Loss) to Adjusted EBITDA (dollars in millions) (Unaudited)
	For the Three Months Ended		For the Nine Months Ended
	September 29, 2018	September 30, 2017	September 29, 2018	September 30, 2017
Net income/(loss)	$628	$943	$2,376	$2,994
Interest expense	327	306	962	926
Other expense/(income), net	(71)	(127)	(196)	(510)
Provision for/(benefit from) income taxes	186	416	738	1,205
Operating income	1,070	1,538	3,880	4,615
Depreciation and amortization (excluding integration and restructuring expenses)	254	243	702	683
Integration and restructuring expenses	32	99	215	388
Deal costs	3	—	19	—
Unrealized losses/(gains) on commodity hedges	6	(5)	11	24
Impairment losses	234	1	499	49
Losses/(gains) on sale of business	—	—	15	—
Equity award compensation expense (excluding integration and restructuring expenses)	17	12	44	38
Adjusted EBITDA	$1,616	$1,888	$5,385	$5,797

Segment Adjusted EBITDA:
United States	$1,201	$1,433	$4,015	$4,454
Canada	144	161	450	475
EMEA	161	182	544	506
Rest of World	148	140	504	455
General corporate expenses	(38)	(28)	(128)	(93)
Adjusted EBITDA	$1,616	$1,888	$5,385	$5,797

			Schedule 5
The Kraft Heinz Company Reconciliation of Adjusted EBITDA to Constant Currency Adjusted EBITDA For the Three Months Ended (dollars in millions) (Unaudited)
	Adjusted EBITDA	Impact of Currency	Constant Currency Adjusted EBITDA
September 29, 2018
United States	$1,201	$—	$1,201
Canada	144	(7)	151
EMEA	161	(2)	163
Rest of World	148	(5)	153
General corporate expenses	(38)	1	(39)
	$1,616	$(13)	$1,629

September 30, 2017
United States	$1,433	$—	$1,433
Canada	161	—	161
EMEA	182	—	182
Rest of World	140	4	136
General corporate expenses	(28)	—	(28)
	$1,888	$4	$1,884

Year-over-year growth rates
United States	(16.2)%	0.0 pp	(16.2)%
Canada	(10.3)%	(4.0) pp	(6.3)%
EMEA	(11.7)%	(1.3) pp	(10.4)%
Rest of World	5.9%	(7.1) pp	13.0%
General corporate expenses	38.0%	(0.8) pp	38.8%
Kraft Heinz	(14.4)%	(0.9) pp	(13.5)%

			Schedule 6
The Kraft Heinz Company Reconciliation of Adjusted EBITDA to Constant Currency Adjusted EBITDA For the Nine Months Ended (dollars in millions) (Unaudited)
	Adjusted EBITDA	Impact of Currency	Constant Currency Adjusted EBITDA
September 29, 2018
United States	$4,015	$—	$4,015
Canada	450	5	445
EMEA	544	30	514
Rest of World	504	(1)	505
General corporate expenses	(128)	(2)	(126)
	$5,385	$32	$5,353

September 30, 2017
United States	$4,454	$—	$4,454
Canada	475	—	475
EMEA	506	—	506
Rest of World	455	25	430
General corporate expenses	(93)	—	(93)
	$5,797	$25	$5,772

Year-over-year growth rates
United States	(9.9)%	0.0 pp	(9.9)%
Canada	(5.2)%	1.1 pp	(6.3)%
EMEA	7.5%	5.8 pp	1.7%
Rest of World	10.8%	(6.7) pp	17.5%
General corporate expenses	37.5%	2.4 pp	35.1%
Kraft Heinz	(7.1)%	0.1 pp	(7.2)%

			Schedule 7
The Kraft Heinz Company Reconciliation of Diluted EPS to Adjusted EPS (Unaudited)
	For the Three Months Ended		For the Nine Months Ended
	September 29, 2018	September 30, 2017	September 29, 2018	September 30, 2017
Diluted EPS	$0.51	$0.77	$1.94	$2.44
Integration and restructuring expenses(a)(b)	0.03	0.06	0.19	0.14
Deal costs(a)(c)	—	—	0.01	—
Unrealized losses/(gains) on commodity hedges(a)(d)	—	—	0.01	0.01
Impairment losses(a)(e)	0.14	—	0.33	0.03
Losses/(gains) on sale of business(a)(f)	—	—	0.01	—
Nonmonetary currency devaluation(a)(g)	0.05	—	0.11	0.03
U.S. Tax Reform discrete income tax expense/(benefit)(h)	0.05	—	0.07	—
Adjusted EPS	$0.78	$0.83	$2.67	$2.65

(a)	Income tax expense associated with these items is based on applicable jurisdictional tax rates and deductibility assessments of individual items.
(b) Integration and restructuring included the following gross expenses/(income):

•
Expenses recorded in cost of products sold were $18 million for the three months and $175 million for the nine months ended September 29, 2018 and $85 million for the three months and $264 million for the nine months ended September 30, 2017.

•
Expenses recorded in SG&A were $14 million for the three months and $40 million for the nine months ended September 29, 2018 and $14 million for the three months and $124 million for the nine months ended September 30, 2017.

•
Expenses/(income) recorded in other expense/(income), net, were income of $1 million for the three months and expenses of $63 million for the nine months ended September 29, 2018 and income of $4 million for the three months and $151 million for the nine months ended September 30, 2017.

(c)	Deal costs included the following gross expenses:

•
Expenses recorded in cost of products sold were $4 million for the nine months ended September 29, 2018 (there were no such expenses for the three months ended September 29, 2018 or the three or nine months ended September 30, 2017).

•
Expenses recorded in SG&A were $3 million for the three months and $15 million for the nine months ended September 29, 2018 (there were no such expenses for the three or nine months ended September 30, 2017).

(d)
Unrealized losses/(gains) on commodity hedges were recorded in cost of products sold, including gross expenses of $6 million for the three months and $11 million for the nine months ended September 29, 2018 and gross income of $5 million for the three months and gross expenses of $24 million for the nine months ended September 30, 2017.

(e)
Impairment losses were recorded in SG&A, including $234 million for the three months and $499 million for the nine months ended September 29, 2018 and $1 million for the three months and $49 million for the nine months ended September 30, 2017.

(f)
Losses/(gains) on sale of business were recorded in SG&A, including gross expenses of $15 million for the nine months ended September 29, 2018 (there were no such expenses for the three months ended September 29, 2018 or the three or nine months ended September 30, 2017).

(g)
Nonmonetary currency devaluation was recorded in other expense/(income), net, including gross expenses of $64 million for the three months and $131 million for the nine months ended September 29, 2018 and $3 million for the three months and $36 million for the nine months ended September 30, 2017.

(h)
U.S. Tax Reform discrete income tax expense/(benefit) included expenses of $55 million for the three months and $79 million for the nine months ended September 29, 2018 (there were no such expenses for the three or nine months ended September 30, 2017). Expenses for the three and nine months ended September 29, 2018 primarily related to the revaluation of our deferred tax balances due to changes in state tax laws following U.S. Tax Reform. These expenses were partially offset by benefits related to the release of U.S. tax reserves and changes in estimates of certain 2017 U.S. income and deductions. Additionally, expenses for the nine months ended were partially offset by U.S. Tax Reform measurement period adjustments.

		Schedule 8
The Kraft Heinz Company Condensed Consolidated Balance Sheets (in millions, except per share data) (Unaudited)
	September 29, 2018	December 30, 2017
ASSETS
Cash and cash equivalents	$1,366	$1,629
Trade receivables, net	2,032	921
Sold receivables	—	353
Income taxes receivable	195	582
Inventories	3,287	2,815
Other current assets	710	966
Total current assets	7,590	7,266
Property, plant and equipment, net	7,216	7,120
Goodwill	44,308	44,824
Intangible assets, net	58,727	59,449
Other assets	1,889	1,573
TOTAL ASSETS	$119,730	$120,232

LIABILITIES AND EQUITY
Commercial paper and other short-term debt	$973	$460
Current portion of long-term debt	405	2,743
Trade payables	4,312	4,449
Accrued marketing	494	680
Income taxes payable	104	152
Interest payable	315	419
Other current liabilities	978	1,229
Total current liabilities	7,581	10,132
Long-term debt	30,998	28,333
Deferred income taxes	14,215	14,076
Accrued postemployment costs	394	427
Other liabilities	964	1,017
TOTAL LIABILITIES	54,152	53,985

Redeemable noncontrolling interest	6	6
Equity:
Common stock, $0.01 par value	12	12
Additional paid-in capital	58,793	58,711
Retained earnings	8,576	8,589
Accumulated other comprehensive income/(losses)	(1,732)	(1,054)
Treasury stock, at cost	(264)	(224)
Total shareholders' equity	65,385	66,034
Noncontrolling interest	187	207
TOTAL EQUITY	65,572	66,241
TOTAL LIABILITIES AND EQUITY	$119,730	$120,232